Exhibit 99.1

5E Advanced Materials Enters into Agreement to Acquire Certain Assets of Searles Valley Minerals

Court-Supervised Acquisition Includes Critical Mineral Production Facilities, Brine Resources and Related Infrastructure in California

HESPERIA, CA / ACCESS Newswire / September 15, 2026 / 5E Advanced Materials, Inc. (“5E” or the “Company”) (Nasdaq: FEAM) today announced that it has been selected as the successful bidder and has entered into an agreement to acquire certain assets of Searles Valley Minerals, Inc. (“Searles Valley” and together with its debtor affiliates, the “Debtors”) through a court-supervised sale process under Section 363 of the United States Bankruptcy Code (the “Acquisition”). The Acquisition is structured under Section 363 to acquire the operating assets free and clear of the specified legacy liabilities of the Debtors, positioning the business for a clean restart under new ownership.

The assets to be acquired include critical mineral production facilities, brine resources and related infrastructure in San Bernardino County, California (the “Specified Assets”). The aggregate consideration for the Acquisition consists of approximately $3.4 million in cash, 8,300,000 shares of the Company’s common stock and an approximately $6.2 million senior unsecured promissory note from a Company subsidiary. The Company will also assume specified liabilities related to ongoing environmental compliance obligations.

Strategic Rationale

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From developer to producer in one step – The Acquisition will transform 5E from a pre-revenue development company into an operating critical minerals producer with established commercial production, an active customer base, and near-term revenue — while preserving the Company’s Fort Cady project as its long-dated growth resource.
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A scarce, irreplaceable asset – Searles Valley is one of only two operating borate production complexes in the United States, comprising over 9,000 acres at Searles Lake, California, with an estimated 200-year resource life at current extraction rates and a 150-year continuous operating history.
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Integrated infrastructure that cannot be replicated – The Specified Assets include multiple processing facilities, on-site cogeneration, the Trona Railway short-line railroad connecting to the national rail network, and established logistics to West Coast ports serving Asia-Pacific export markets.
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A multi-product platform – The business produces refined borates (V‑BOR®), boric acid, sodium sulfate, and salt, with identified byproduct expansion opportunities — diversifying 5E from a single-project, single-product profile.
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Domestic supply-chain significance – Boron was added to the U.S. Department of the Interior’s Critical Minerals List in 2025. Upon closing, 5E would be the only American-owned producer of borates in the United States, supplying materials essential to defense, energy, and agricultural applications for which no synthetic substitute exists.

5E expects to maintain operations in Trona, California without interruption and retain a meaningful portion of the Searles Valley operating employees.

Paul Weibel, Chief Executive Officer of 5E, stated, “The acquisition of Searles Valley’s assets and critical mineral production facilities represents a transformative opportunity for 5E, and will accelerate 5E from a pre-revenue development company to a revenue-generating critical minerals producer. Searles Valley brings established production facilities, infrastructure and a long operating history that complement 5E’s large, multi-generational boron resource at Fort Cady. Bringing these assets together has the potential to significantly strengthen 5E’s position within the U.S. boron supply chain, establish a platform for meaningful domestic borate production, and to potentially become the second largest borates producer in the Western world. For a decade, America’s boron supply has depended on foreign-owned production – With Searles Valley’s operating facilities and Fort Cady’s multi-generational resource under one American company, 5E now has a path to supply both near-term demand and long-term capacity in a mineral with no substitute. That is the platform we set out to build.”

Graham van’t Hoff, Chairman of the 5E Board added, “This acquisition will have been achieved through a court-supervised competitive process at a fraction of replacement cost, with a modest cash outlay that preserves the Company’s balance sheet. It reflects a disciplined approach to building an American critical materials platform – acquiring irreplaceable operating assets while maintaining the financial flexibility to develop Fort Cady.”

Dennis Cruise, President of Searles Valley Minerals, stated, “With this agreement, we have repositioned the business around borates and critical minerals, and combining both companies’ assets would strategically position the United States to continue supplying borates and critical minerals for many generations to come – a mineral with no synthetic substitute and very clear near-term supply constraints. During the bankruptcy period we have continued to deliver borates to the market, and we expect an orderly transition on this effort post-closing.”

The Debtors are subject to jointly administered chapter 11 cases pending in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) under the lead case number 26-10966. The consummation of the Acquisition is subject to customary closing conditions, including approval by the Bankruptcy Court and entry of an order authorizing the sale. The Acquisition is also conditioned upon, among other things, receipt of required authorization from the Surface Transportation Board in connection with the transfer of certain railroad assets and the Company’s receipt of $10.0 million in senior secured bridge financing (which the principal owner of Searles Valley has committed to provide), subject to definitive documentation and conditions described in the Company’s Current Report on Form 8-K regarding the Acquisition. The Company expects the closing to occur in early October 2026.

The Company will host an investor conference call and webcast following the closing of the Acquisition to review the transaction, the acquired operations, and the Company’s integration plan. Dial-in and registration details will be announced in advance of the call.

Province, LLC and RBC Capital Markets are acting as financial advisors, Latham & Watkins LLP and Hunton Andrews Kurth LLP are acting as legal counsel to 5E in connection with the Acquisition.

Additional information about the Acquisition is contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 15, 2026, including a copy of the Asset Purchase Agreement filed as an exhibit thereto.

About 5E Advanced Materials, Inc.

5E Advanced Materials, Inc. (NASDAQ:FEAM) is a development-stage company focused on becoming a vertically integrated global leader and supplier of refined borates and advanced boron materials, complemented by calcium-based co-products, and potentially other by-products such as lithium carbonate. The Company’s mission is to become a supplier of these critical materials to industries addressing global decarbonization, energy independence, food, national security, and the defense sector. The Company believes factors such as government regulation and incentives focused on domestic manufacturing and supply chains and capital investments across industries will drive demand for end-use applications like solar and wind energy infrastructure, neodymium-iron-boron magnets, defense applications, lithium-ion batteries, and other critical material applications. The business is based on the Company’s large domestic boron resource, which is located in Southern California and designated as Critical Infrastructure by the U.S. Department of Homeland Security, and boron was added to the U.S. Department of the Interior’s 2025 Critical Minerals List.

Forward Looking Statements

Any forward-looking statements contained in this press release are subject to substantial risks and uncertainties. Forward-looking statements contained in this press release may be identified by the use of words such as “may,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, and include, but are not limited to, statements regarding the approval of the asset purchase agreement by the Bankruptcy Court, the expected consummation of the proposed Acquisition, expected revenue generation and financial statement impact and anticipated borate supply and market opportunity. Any forward-looking statements are based on 5E’s current expectations, forecasts, and assumptions and are subject to a number of risks and uncertainties that could cause actual outcomes and results to differ materially.

These risks and uncertainties include, among others, the risk that the Bankruptcy Court does not approve the Asset Purchase Agreement or does not enter a sale order (such order, the “Sale Order”) in a form acceptable to the Company; the risk that the motion filed by the California Air Resources Board in the Chapter 11 Cases objecting to the sale of the Specified Assets free and clear of certain environmental and regulatory obligations is not resolved in a manner acceptable to the Company; the risk that the Sale Order is subject to objection, appeal, modification, stay or reversal; the risk that the Bankruptcy Court approves an alternative transaction; the risk that the conditions to closing are not satisfied or waived, including conditions relating to required approvals from the Surface Transportation Board; the risk that the bridge financing is not funded on the terms or within the timeframe contemplated; the risk that the Asset Purchase Agreement is terminated, including as a result of the failure to close by the outside date specified therein; and the risk that the Acquisition is not consummated within the anticipated timeframe or at all. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in 5E's most recent Annual Report on Form 10-K and its other reports filed with the SEC. Forward-looking statements contained in this announcement are based on information available to 5E as of the date hereof and are made only as of the date of this release. 5E undertakes no obligation to update such information except as required under applicable law. These forward-looking statements should not be relied upon as representing 5E's views as of any date subsequent to the date of this press release. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of 5E.

For further information contact:

Investor Relations

Brett Maas

Hayden IR, LLC

FEAM@haydenir.com

Ph: +1 (480) 861-2425

Media Relations

Paola Ashton

PRA Communications

team@pracommunications.com

Ph: +1 (604) 681-1407